                                                               EXHIBIT 99.(A)(2)

                       FUND ASSET MANAGEMENT MASTER TRUST

                              AMENDED AND RESTATED

                              DECLARATION OF TRUST



                              Dated: August 2, 2000

                                TABLE OF CONTENTS

                                Table of Contents
                                                                                        Page
                                                                                        ----
ARTICLE I
         NAME AND DEFINITIONS
         Section 1.1.  Name .......................................................       1
         Section 1.2.  Definitions ................................................       1
ARTICLE II
         TRUSTEES
         Section 2.1.  Number of Trustees and Qualification .......................       4
         Section 2.2.  Term and Election ..........................................       4
         Section 2.3.  Resignation and Removal ....................................       4
         Section 2.4.  Vacancies ..................................................       5
         Section 2.5.  Meetings ...................................................       5
         Section 2.6.  Officers; Chairman .........................................       6
         Section 2.7.  By-Laws ....................................................       6
ARTICLE III
         POWERS OF TRUSTEES
         Section 3.1.  General ....................................................       6
         Section 3.2.  Activities and Investments .................................       6
         Section 3.3.  Legal Title ................................................       8
         Section 3.4.  Sale of Interests; Reclassification ........................       8
         Section 3.5.  Borrowing Money; Pledging Trust Assets; Lending Property ...       8
         Section 3.6.  Delegation; Committees .....................................       9
         Section 3.7.  Collection and Payment .....................................       9
         Section 3.8.  Expenses ...................................................       9
         Section 3.9.  Common Items ...............................................       9
         Section 3.10. Litigation .................................................       9
         Section 3.11. Tax Matters ................................................      10
         Section 3.12. Miscellaneous Powers .......................................      10
         Section 3.13. Manner of Acting ...........................................      11

ARTICLE IV
         INVESTMENT ADVISORY, ADMINISTRATIVE SERVICES AND PLACEMENT AGENT
         ARRANGEMENTS; CUSTODIAN
         Section 4.1.  Investment Advisory and Other Arrangements ..................      11
         Section 4.2.  Parties to Contract .........................................      11
         Section 4.3.  Custodian ...................................................      11
ARTICLE V
         INTERESTS IN THE TRUST
         Section 5.1.  Interests ...................................................      12
         Section 5.2.  Establishment and Designation of Series .....................      12
         Section 5.3.  Rights of Holders ...........................................      13
         Section 5.4.  Purchase of or Increase in Interests ........................      14
         Section 5.5.  Register of Interests .......................................      14
         Section 5.6.  Non-Transferability .........................................      14
         Section 5.7.  Notices .....................................................      14
         Section 5.8.  Limitation on Number of Holders .............................      14
         Section 5.9.  No Liability of Holders .....................................      14
         Section 5.10. Classes of Interests ........................................      15
ARTICLE VI
         DECREASES AND WITHDRAWALS
         Section 6.1.  Decreases and Withdrawals ...................................      15
ARTICLE VII
         DETERMINATION OF BOOK CAPITAL ACCOUNT BALANCES, NET INCOME AND
         DISTRIBUTIONS
         Section 7.1.  Book Capital Account Balances ...............................      16
         Section 7.2.  Allocations and Distributions to Holders ....................      16
         Section 7.3.  Power to Modify Foregoing Procedures ........................      16
ARTICLE VIII
         LIABILITY FOR TRUST OBLIGATIONS
         Section 8.1.  Liabilities of Series .......................................      16
         Section 8.2.  No Personal Liability of Trustees, etc ......................      17
         Section 8.3.  Indemnification .............................................      17
         Section 8.4.  No Protection Against Certain 1940 Act Liabilities ..........      18
         Section 8.5.  No Bond Required of Trustees ................................      19
         Section 8.6.  No Duty of Investigation; Notice in Trust Instruments, etc ..      19

         Section 8.7.  Insurance ..................................................      19
         Section 8.8.  Reliance on Experts, etc ...................................      19
         Section 8.9.  Accounting .................................................      19
ARTICLE IX
         HOLDERS
         Section 9.1.  Meetings of Holders ........................................      20
         Section 9.2.  Notice of Meetings .........................................      20
         Section 9.3.  Record Date for Meetings ...................................      20
         Section 9.4.  Proxies, etc ...............................................      20
         Section 9.5.  Reports ....................................................      21
         Section 9.6.  Inspection of Records ......................................      21
         Section 9.7.  Holder Action by Written Consent ...........................      21
ARTICLE X
         DURATION; TERMINATION OF TRUST OR SERIES; AMENDMENT; MERGERS; ETC.
         Section 10.1. Duration ...................................................      21
         Section 10.2. Dissolution of Series or Trust .............................      21
         Section 10.3. Termination of Trust or Series .............................      21
         Section 10.4. Amendment Procedure ........................................      22
         Section 10.5. Merger, Consolidation, Conversion and Sale of Assets .......      23
ARTICLE XI
         MISCELLANEOUS
         Section 11.1. Certificate of Trust; Registered Agent .....................      24
         Section 11.2. Governing Law ..............................................      24
         Section 11.3. Counterparts ...............................................      24
         Section 11.4. Reliance by Third Parties ..................................      24
         Section 11.5. Provisions in Conflict with Law or Regulations .............      25
         Section 11.6. Trust Only .................................................      25
         SIGNATURE PAGE ...........................................................      26

                              AMENDED AND RESTATED
                              DECLARATION OF TRUST
                                       OF
                       FUND ASSET MANAGEMENT MASTER TRUST

                              Dated: August 2, 2000


        This AMENDED AND RESTATED DECLARATION OF TRUST amends and restates the DECLARATION OF TRUST of Fund Asset Management Master Trust made the 7th day of July, 2000 (the "Original Declaration of Trust") by Deborah M. Connor, as sole trustee (such individual, so long as she shall continue in office in accordance with the provisions of this Amended and Restated Declaration of Trust, and all other Persons who may hereafter be duly elected or appointed, qualified and serving as trustees in accordance with the provisions hereof, being hereinafter called "Trustees").


                              W I T N E S S E T H:


        WHEREAS, the Trustees formed a business trust under the Delaware Business Trust Act, Title 12, Sections 3801 et seq. of the Delaware Code (as amended or supplemented from time to time and any successor thereto, the "Act") and the Original Declaration of Trust upon filing of a certificate of trust under the Act on July 7, 2000;


        WHEREAS, the Trustees desired to amend and restate in its entirety the Original Declaration of Trust and to continue the trust formed thereby pursuant to the terms hereof;

        NOW, THEREFORE, the Trustees hereby declare that all money and property hereafter contributed to the Series established hereby shall be held and managed in trust for the benefit of the Holders of beneficial interests issued hereunder with respect to each respective Series from time to time and subject to the provisions hereof, to wit:


                                    ARTICLE I
                              NAME AND DEFINITIONS

        Section 1.1. Name. The name of the trust continued hereby (the "Trust") is "Fund Asset Management Master Trust," and, insofar as may be practicable, the Trust shall conduct its activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever herein used) shall refer to the Trust as a separate legal entity, and shall not refer to the Trustees, officers, agents, employees or Holders. If the Trustees determine that the Trust's use of such name is not advisable, the Trustees may adopt such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name and the filing of a Certificate of Amendment under the Act. Any such instrument shall have the status of an amendment to this Declaration.

        Section 1.2. Definitions. Wherever they are used herein, the following terms have the respective meanings assigned to them below:

                (a) "Administrator" shall mean any party furnishing services to the Trust and the Series pursuant to any administrative services contract described in Section 4.1.

                (b) "Affiliated Person" has the meaning assigned to it in
        Section 2(a)(3) of the 1940 Act.

                (c) "Assets belonging to" a Series shall have the meaning ascribed in Section 5.2(a).

                (d) "Book Capital Account" shall mean, for any Holder at any time, the Book Capital Account of the Holder at such time with respect to such Holder's interest in the Trust Property of any Series, determined in accordance with generally accepted accounting principles and the provisions of the 1940 Act, and each Holder shall have a separate Book Capital Account for each Series in which it holds an Interest.

                (e) "By-Laws" means the By-Laws referred to in Section 2.7 hereof, as amended and in effect from time to time.

                (f) "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations thereunder, each as amended from time to time.

                (g) "Commission" means the Securities and Exchange Commission.

                (h) "Custodian" means the party, other than the Trust or the Series, to the agreement described in Section 4.3 hereof.

                (i) "Declaration" means this Declaration of Trust, as amended or restated and in effect from time to time. Reference in this Declaration of Trust to "Declaration," "hereof," "herein," "hereby" and "hereunder" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

                (j) "Fundamental Policies" means the investment policies and restrictions applicable to any Series that are set forth and designated as fundamental policies in the Registration Statement.

                (k) "Holders" shall mean as of any particular time all holders of record of Interests in the Trust Property of any Series or class at such time.

                (l) "Institutional Investor(s)" shall mean any registered investment company (including a unit investment trust), insurance company separate account, common or commingled trust fund, group trust or similar organization or entity that is an "accredited investor" within the meaning of Regulation D under the

        Securities Act of 1933, and shall not include any individual, S corporation, partnership, or grantor trust beneficially owned by any individual, S corporation or partnership.

                (m) "Interested Person" has the meaning ascribed to it in
        Section 2(a)(19) of the 1940 Act.

                (n) "Interest(s)" shall mean the interest of a Holder in the Trust Property of any Series or class or of the Trust as a whole (as the context may require), including all rights, powers and privileges accorded to Holders in this Declaration, which interest may be expressed as a percentage, determined by calculating, as the Trustees shall from time to time determine, the ratio of each Holder's Book Capital Account balance in the Trust Property of any Series or class or of the Trust as a whole (as the context may require) to the total of all Holders' Book Capital Account balances in the Trust Property of any such Series or class or of the Trust as a whole (as the context may require). Reference herein to a specific percentage in, or fraction of, Interests of the Holders means Holders whose combined Book Capital Accounts represent such specified percentage or fraction of the Book Capital Accounts of all Holders of the Trust Property of any Series or class or of the Trust as a whole (as the context may require).

                (o) "Investment Adviser" means the party, other than the Trust or the Series, to any investment advisory contract described in Section
        4.1 hereof.

                (p) "Liabilities belonging to" a Series shall have the meaning ascribed in Section 5.2(b).

                (q) "1940 Act" means the provisions of the Investment Company Act of 1940 and the rules and regulations thereunder as amended from time to time and any order or orders thereunder which may from time to time be applicable to the Trust.

                (r) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                (s) "Registration Statement" means the Trust's currently effective Registration Statement under the 1940 Act, as it may be amended or supplemented from time to time.

                (t) "Series" refers to the Series of the Trust established and designated under or in accordance with Sections 3804(a) and 3806(b) of the Act and the provisions of Article V hereof, each of which shall be accounted for and maintained as a separate series of the Trust.

                (u) "Trust Property" means any and all assets, real or personal, tangible or intangible, which is owned or held by the Trust, each and every asset of which shall be allocated and belong to a specific Series to the exclusion of all other Series.

                (v) The use herein of the masculine or feminine gender or the neutral shall be construed to refer to the other gender or the neutral as well, and the use herein of the singular shall be construed to include the plural and the plural to include the singular, as the context may require.


                                   ARTICLE II
                                    TRUSTEES

        Section 2.1. Number of Trustees and Qualification. The number of Trustees shall initially be one (1) and shall thereafter be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees then in office, provided, however, that the number of Trustees shall, subsequent to any sale of Interests other than sales made solely for the purposes of meeting any applicable seed money requirement under the 1940 Act, in no event be less than three (3) or more than fifteen (15). Any vacancy created by an increase in Trustees may be filled by the appointment of any Person having the qualifications described in this Article made by a written instrument signed by a majority of the Trustees then in office. Any such appointment shall not become effective, however, until the Person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of this Declaration. No reduction in the number of Trustees shall have the effect of removing any Trustee from office. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section and Section 2.4 hereof, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

        Section 2.2. Term and Election. Each Trustee named herein, or elected or appointed prior to the first meeting of the Holders, shall (except in the event of resignations or removals or vacancies pursuant to Section 2.3 or 2.4 hereof) hold office until his successor has been elected at such meeting and has qualified to serve as Trustee, as required under the 1940 Act. Beginning with the Trustees elected at the first meeting of Holders, each Trustee shall hold office during the lifetime of this Trust and until its termination as hereinafter provided or until December 31 of the year in which he or she shall have reached 72 years of age unless such Trustee resigns or is removed as provided in Section 2.3 below.

        Section 2.3. Resignation, Retirement and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees, and such resignation shall be effective upon such delivery or at any later date according to the terms of the instrument. Any of the Trustees may be removed by the action of two-thirds of the remaining Trustees; provided, that if the removal of one or more Trustees would have the effect of reducing the number of remaining Trustees below the minimum number prescribed by Section 2.1 hereof, then subject to
Section 16(a) of the 1940 Act, at the time of the removal of such Trustee or Trustees, the remaining Trustees shall elect or appoint a number of additional Trustees at least sufficient to increase the number of Trustees holding office to the minimum number prescribed by Section 2.1 hereof. Upon the resignation, retirement or removal of a Trustee, or his otherwise ceasing to be a Trustee due to death or legal disability, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in his name. Upon the death or legal disability of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. However, the execution and delivery of such documents by a former Trustee or his legal representative shall not be requisite to the vesting of title to the Trust Property in the remaining Trustees as provided in Section 3.3 hereof.

        Section 2.4. Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of such Trustee's death, resignation, removal, retirement, bankruptcy, adjudicated incompetence or other legal disability to perform the duties of the office of Trustee. No such vacancy shall operate to annul this Declaration or to revoke any existing obligations created pursuant to the terms of this Declaration. In the case of a vacancy, the vote of Holders of at least a majority of the Interests present, in person or by proxy, and voting, acting at any meeting of the Holders held in accordance with Section
9.1 hereof, or, to the extent permitted by the 1940 Act, a majority vote of the Trustees continuing in office acting by written instrument or instruments, may fill such vacancy, and any Trustee so elected by the Trustees or the Holders shall hold office as provided in this Declaration.

        Section 2.5. Meetings. Regular meetings of the Trustees may be held on such notice at such place or places and times as may be fixed by the By-Laws or by resolution of the Trustees. Special Meetings of the Trustees shall be held upon the call of the Chairman, if any, the President, the Secretary or any two Trustees, by oral (by telephone or in person) or electronic or written notice duly served on or sent, mailed or sent and received by telecopy or e-mail or similar means to each Trustee not less than one day before the meeting. No notice need be given to any Trustee who attends in person or to any Trustee who, in writing signed and filed with the records of the meeting either before or after the holding thereof, waives notice. Notice or waiver of notice need not state the purpose or purposes of the meeting. The Trustees may act with or without a meeting, subject to the requirements of the 1940 Act. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees.

        Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members.

        With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust within the meaning of
Section 1.2 hereof or otherwise interested in any action to be taken may be counted for quorum purposes under this Section 2.5 and shall be entitled to vote to the extent permitted by the 1940 Act.

        All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications system shall constitute presence in person at such meeting.

        Section 2.6. Officers; Chairman. The Trustees shall, from time to time, elect a President, a Secretary and a Treasurer. The Trustees may elect or appoint, from time to time, a Chairman who shall preside at all meetings of the Trustees and carry out such other duties as the Trustees shall designate. The Trustees may elect or appoint or authorize the President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The President, the Secretary and the Treasurer may, but need not, be Trustees, and shall be agents of the Trust within the meaning of Section 3806(b)(7) of the Act.

        Section 2.7. By-Laws. The Trustees may adopt By-Laws not inconsistent with this Declaration for the conduct of activities of the Trust and may amend or repeal such By-Laws to the extent such power is not reserved to the Holders by express provision of such By-Laws. This Declaration and the By-Laws shall together constitute the "governing instrument" of the Trust within the meaning of Section 3801(f) of the Act.


                                   ARTICLE III
                               POWERS OF TRUSTEES

        Section 3.1. General. The Trustees shall have exclusive and absolute control over the Trust Property and over the activities of the Trust and each Series to the fullest extent permitted by Section 3806(a) of the Act and other applicable law, but with such powers of delegation as may be permitted by this Declaration. The Trustees shall have power to conduct the activities of the Trust and any Series and to carry on their operations and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, and in the District of Columbia, in any foreign country, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust and each Series although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust or any Series made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with Trust Property.

        The enumeration of any specific power herein shall not be construed as limiting the aforesaid powers. Such powers of the Trustees may be exercised without order of or resort to any court.

        Section 3.2. Activities and Investments. Without limiting the provisions of Section 3.1, the Trustees shall have the power with respect to the Trust and each Series:

                (a) to conduct, operate and carry on the activities of an investment company, and, in connection therewith:

                        (i) to subscribe for, purchase or otherwise acquire and
                invest and reinvest in, to hold for investment or otherwise, to sell, transfer, assign, negotiate, exchange, lend or otherwise dispose of, and to turn to account or realize upon and generally deal in and with, domestic or foreign securities (which term, "securities," shall include without limitation any and all bills, notes, bonds, debentures or other obligations or evidences of indebtedness, certificates of deposit, bankers acceptances, commercial paper, repurchase agreements or other money market instruments; stocks, shares or other equity ownership interests (including non-publicly traded or illiquid securities and those securities the disposition of which is restricted under the Federal securities laws); convertible securities; mortgage-backed or other asset-backed securities; and warrants, options or other instruments representing rights to subscribe for, purchase, receive or otherwise acquire or to sell, transfer, assign or otherwise dispose of, and scrip, certificates, receipts or other instruments evidencing any ownership rights or interests in, any of the foregoing; and "forward commitment", "when issued" and "delayed delivery" contracts for securities, issued, guaranteed or sponsored by any governments, political subdivisions or governmental authorities, agencies or instrumentalities, by any individuals, firms, companies, corporations, syndicates, associations or trusts, or by any other organizations or entities whatsoever, irrespective of their forms or the names by which they may be described, whether or not they be organized and operated for profit, and whether they be domestic or foreign with respect to the State of Delaware or the United States of America); and

                        (ii) to acquire and become the owner of or interested in
                any securities by delivering or issuing in exchange or payment therefor, in any lawful manner, any of the Trust Property; and

                        (iii) to exercise while the owner of any securities or
                interests therein any and all of the rights, powers and privileges of ownership of such securities or interests, including without limitation any and all voting rights and rights of assent, consent or dissent pertaining thereto, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value thereof; and

                        (iv) to purchase, sell and hold currencies and enter
                into contracts for the future purchase or sale of currencies, including but not limited to forward foreign currency exchange contracts; and

                        (v) to enter into futures and forward contracts, and to
                purchase and write put and call options on futures contracts, securities, currencies and securities indexes; and

                        (vi) to make loans to the extent provided in the
                Registration Statement from time to time; and

                        (vii) to engage in such other activities as may be
                disclosed in the Registration Statement from time to time; and

                (b) to conduct, operate and carry on any other lawful activities which the Trustees, in their sole and absolute discretion, consider to be (i) incidental to the activities of the Trust and each Series as an investment company, (ii) conducive to or expedient for the benefit or protection of the Trust or any Series or the Holders, or (iii) calculated in any other manner to promote the interests of the Trust or any Series or the Holders.

The Trustees shall not be limited to investing in securities maturing before the possible termination of the Trust or any Series, nor shall the Trustees be limited by any law limiting the investments that may be made by fiduciaries. Notwithstanding anything to the contrary herein contained but consistent with the applicable investment objectives, the Trust and each Series shall be managed in compliance with the requirements of the Code applicable to regulated investment companies as though such requirements were applied at the Series level.

        Section 3.3. Legal Title. Legal title to all the Trust Property shall be vested in the Trust as a separate legal entity, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees or in the name of any Series of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided, that the interest of the Trust or any Series therein is appropriately protected. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the termination of the term of office of a Trustee as provided in Section 2.2 or 2.4 hereof, such Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, and all right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered as provided in Section 2.3 hereof.

        Section 3.4. Sale of Interests; Reclassification. Subject to more detailed provisions set forth in Article V and the Trustees' duty of impartiality to the Holders, the Trustees shall have the power to permit Persons to purchase Interests and to add to or reduce, in whole or in part, their Interests in any Series or class, provided that from and after the commencement of the private placement of Interests, Interests shall be sold only to Institutional Investors, and the original Holders shall withdraw their entire Interests from the Series or class. The Trustees shall also have the power to acquire, hold, resell, dispose of, transfer, classify, reclassify and otherwise deal in Interests of the Trust or any Series or class. The Trustees may hold as treasury Interests (without such Interests being deemed to be canceled), re-issue for such consideration and on such terms as they determine, or cancel, in their discretion from time to time, any Interests of any Series or class thereof reacquired by the Trust.

        Section 3.5. Borrowing Money; Pledging Trust Assets; Lending Property. Subject to any applicable Fundamental Policies of the Trust or any Series or any applicable provision of the By-Laws, the Trustees shall have power, on behalf of the Trust or any Series, to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security any of the Trust Property, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust Property; provided that Trust Property belonging to a Series shall not be pledged, encumbered or subject to liabilities belonging to any other Series.

        Section 3.6. Delegation; Committees. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust, each Series and the Trust Property, to delegate from time to time to such committee or committees as they may from time to time appoint from among their own number or to such officers, employees or agents of the Trust as they may from time to time designate the doing of such things and the execution of such instruments either in the name of the Trust or any Series or the names of the Trustees or otherwise as the Trustees may deem expedient.

        Section 3.7. Collection and Payment. The Trustees shall have power to collect all property due to the Trust or any Series; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations by virtue of which any property is owed to the Trust or any Series; and to enter into releases, agreements and other instruments.

        Section 3.8. Expenses. The Trustees shall have the power to incur and pay, out of the income or the principal of the Trust Property of the Series, any expenses which, in the opinion of the Trustees, are necessary or incidental to carrying out any of the purposes of this Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees; provided that no Series will be liable for the debts and obligations of any other Series or, subject to Section 3.9, of the Trust generally, and expenses, fees, charges, taxes, and liabilities incurred or arising in connection with a particular Series, or in connection with the management thereof, shall be paid out of the Trust Property belonging to that Series and not out of the Trust Property belonging to any other Series. The Trustees shall not be obligated to account to the Holders for the retention of compensation, and each Holder agrees that compliance with the accounting requirements of the 1940 Act and of this Declaration shall constitute satisfactory accounting with respect to all acts of the Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees of the Trust and may pay such compensation out of the Trust Property without reduction of the Trustees' compensation.

        Section 3.9. Common Items. All expenses and other items of the Trust that are common to more than one Series shall be borne by or allocated to each such Series proportionately based upon the relative net asset values of each. Such common items shall include, but not be limited to, Trustees' fees; 1940 Act registration expenses; organizational expenses of the Trust, exclusive of organizational expenses attributable to any specific Series; and accounting expenses relating to the Trust that are not attributable to any specific Series.

        Section 3.10. Litigation. The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust or any Series or the Trust Property, and, out of the Trust Property, to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, consenting to dismiss any action, suit, proceeding, dispute, claim or demand, brought by any Person, including, to the extent permitted by applicable law, a Holder in such Holder's own name or in the name of the Trust or any Series, whether or not the Trust, a Series or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust or any Series.

        Section 3.11. Tax Matters. The Trustees shall have the exclusive power, authority and responsibility with respect to the Trust and the Series regarding
(i) preparation and filing of tax returns; (ii) providing reports to the Holders regarding tax information necessary to the filing of their respective tax returns; (iii) making any and all available elections with respect to the tax treatment of the Series and their investments; (iv) representing the Series before the Internal Revenue Service and/or any state taxing authority and exercising the powers and authorities of a tax matters partner under the Code with respect to the Series' partnership tax returns; (v) exercising such responsibility as may be imposed by law with respect to withholding from a Holder's share of income or distributions; (vi) providing to the accountants of the Series such instructions regarding allocations of realized income, gains and losses as may be necessary or appropriate to assure compliance with applicable provisions of the Code and Treasury Regulations; and (vii) any and all other tax matters. Each Series shall be treated as a separate entity for federal and state income tax purposes. Any Series with only one Holder shall be treated as a disregarded entity pursuant to section 301.7701 - 3 of the Treasury Regulations. Any Series with more than one Holder shall be treated as a Partnership for federal income tax purposes pursuant to section 301.7701 - 3 of the Treasury Regulations. The Trustees shall not elect to treat any Series as a corporation for federal income tax purposes without the consent of the Holders of such Series.

        Section 3.12. Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the activities of the Trust or any Series and eliminate such employees or contractual relationships as they consider appropriate; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees or fill vacancies in or add to their number, subject to and in accordance with Sections 2.3 and 2.4 hereof; elect and remove at will such officers and appoint and terminate such agents or employees as they consider appropriate; and appoint from their own number and terminate at will any one or more committees that may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of Trust Property, insurance policies insuring the Trust Property, and, to the extent permitted by law and not inconsistent with any applicable provision of this Declaration or the By-Laws, insuring the Investment Adviser, Administrator, placement agent, Holders, Trustees, officers, employees, agents or independent contractors of the Trust or any Series against all claims arising by reason of holding any such position or by reason of any action taken or omitted to be taken by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust or any Series would have the power to indemnify such Person against such liability; (e) indemnify any person with whom the Trust or any Series has dealings, including the Holders, Trustees, officers, employees, agents, Investment Adviser, Administrator, placement agent and independent contractors of the Trust or any Series, to such extent permitted by law and not inconsistent with the applicable provisions of this Declaration; (f) subject to applicable Fundamental Policies, guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust or any Series and the method by which its accounts shall be kept; and (g) adopt a seal for the Trust or any Series, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust or Series.

        Section 3.13. Manner of Acting. Except as otherwise provided herein, in the By-Laws, in the 1940 Act or in any other applicable provision of law, any action to be taken by the Trustees may be taken in the manner set forth in
Section 2.5 hereof.


                                   ARTICLE IV
                  INVESTMENT ADVISORY, ADMINISTRATIVE SERVICES
                   AND PLACEMENT AGENT ARRANGEMENTS; CUSTODIAN

        Section 4.1. Investment Advisory and Other Arrangements. The Trustees may in their discretion, from time to time, cause the Series to separately enter into investment advisory and administrative services contracts or placement agent agreements whereby the other party to such contract or agreement shall undertake to furnish to the Series specified therein such investment advisory, administrative, placement agent and/or other services as the Trustees shall, from time to time, consider desirable with respect to such Series and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any other provisions of this Declaration, the Trustees may authorize any Investment Adviser (subject to such general or specific instructions as the Trustees may, from time to time, adopt) to effect purchases, sales, loans or exchanges of Trust Property on behalf of any Series or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such Investment Adviser (and all without further action by the Trustees). Any such purchase, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

        Section 4.2. Parties to Contract. Any contract of the character described in Section 4.1 of this Article IV or in the By-Laws of the Trust may be entered into with any corporation, firm, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract; and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust or any Series under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. The same Person (including a firm, corporation, trust, or association) may be the other party to contracts entered into pursuant to Section 4.1 above or the By-Laws of the Trust, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.2.

        Section 4.3. Custodian. The Trustees may appoint one or more banks or trust companies as custodian of the securities and cash belonging to the Series. The agreement providing for such appointment shall contain such terms and conditions as the Trustees in their discretion determine to be not inconsistent with this Declaration, the applicable provisions of the 1940 Act and any applicable provisions of the By-Laws of the Trust. One or more subcustodians may be appointed in a manner not inconsistent with this Declaration, the applicable provisions of the 1940 Act and any applicable provisions of the By-Laws of the Trust.


                                    ARTICLE V
                             INTERESTS IN THE TRUST

        Section 5.1. Interests. Subject to the limitations contained in Section
5.8 relating to the number of permitted Holders, the beneficial interests in the Trust Property shall consist of an unlimited number of non-transferable (except to the extent otherwise provided in Section 5.6) Interests without par value that shall be denominated in dollars corresponding to the value of such Interests determined by reference to the corresponding Book Capital Accounts. All Interests shall be validly issued, fully paid and nonassessable when issued for such consideration as the Trustees shall determine. The Trustees may permit the purchase of Interests (for cash or other consideration acceptable to the Trustees, subject to the requirements of the 1940 Act) but only if the purchaser is an Institutional Investor. Subject to applicable law, the provisions hereof and such restrictions as may be adopted by the Trustees, a Holder may increase its Interest by contributions or decrease its Interest by withdrawals without limitation.

        Pursuant to Section 3806(b) of the Act, the Trustees shall have authority, from time to time, to establish Interests of a Series, each of which shall be separate and distinct from the Interests in any other Series. The Series shall include, without limitation, those Series specifically established and designated in Section 5.2 hereof, and such other Series as the Trustees may deem necessary or desirable. The Trustees shall have exclusive power without the requirement of Holder approval, from time to time, to establish and designate such separate and distinct Series, and, subject to the provisions of this Declaration and the 1940 Act, to fix and determine the rights of Holders of Interests in such Series, including with respect to the price, terms and manner of purchase and redemption, dividends and other distributions, rights on liquidation, sinking or purchase fund provisions, conversion rights and conditions under which the Holders of the several Series shall have separate voting rights or no voting rights.

        The Trust is a series trust pursuant to Sections 3804(a) and 3806(b) of the Act, and each Series shall be a separate series of the Trust within the meaning of Section 3806(b)(2) of the Act. As such, separate and distinct records shall be maintained for each Series and the assets of the Trust associated with each Series shall be held and accounted for separately from the other assets of the Trust or any other Series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series nor shall the assets of any Series be charged with the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to another Series or, except as otherwise provided herein, the Trust generally.

        Section 5.2. Establishment and Designation of Series. The establishment and designation of any Series of Interests shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative rights and preferences of such Series including, without limitation, any Registration Statement, or as otherwise provided in such resolution. At any time the Trustees may by resolution adopted by a majority of their number, and evidenced by an instrument executed by the Secretary or an Assistant Secretary of the Trust, abolish that Series and the establishment and designation thereof and redeem the Interests therein. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration of Trust.

        Without limiting the authority of the Trustees set forth above to establish and designate further Series, the Trustees hereby establish and designate two Series: Low Duration Master Portfolio and Total Return Bond Master Portfolio. The Interests of each of these Series and any Interests of any further Series that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series at the time of establishing and designating the same) have the following relative rights and preferences:

                (a) Assets Belonging to Series. All consideration received by the Trust for the issue or sale of Interests of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees in a separate account solely for the benefit of the Holders of Interests of that Series and shall irrevocably belong to that Series for all purposes, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" that Series. No Series shall have any right to or interest in the assets belonging to any other Series, and no Holder shall have any right or interest with respect to the assets belonging to any Series in which it does not hold an Interest. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

                (b) Liabilities Belonging to Series. The assets belonging to each particular Series shall be charged with the liabilities in respect of that Series only and all expenses, losses, costs, charges and reserves attributable to that Series only. The liabilities, expenses, losses, costs, charges and reserves so charged to a Series are herein referred to as "liabilities belonging to" that Series. Subject to
        Section 8.1 hereof, no Series shall be liable for or charged with the liabilities belonging to any other Series. Subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or services as herein provided, all liabilities held with respect to a particular Series shall be enforceable against the assets held with respect to such Series only and not against the assets of the Trust generally or against the assets held with respect to any other Series.

                (c) Voting. On each matter submitted to a vote of the Holders, each Holder of an Interest in each Series shall be entitled to a vote proportionate to its Interest in such Series or in the Trust as a whole (as the context may require) as recorded on the books of the Trust and all Holders of Interests in each Series shall vote as a separate class except as to voting for Trustees and as otherwise required by the 1940 Act, in which case all Holders shall vote together as a single class. As to any matter that does not affect the interest of a particular Series or class, only the Holders of Interests of the one or more affected Series or class shall be entitled to vote.

        Section 5.3. Rights of Holders. The ownership of the Trust Property of every description and the right to conduct any activities hereinbefore described shall be vested exclusively in the Trust, and the Holders shall have no interest therein other than the beneficial interest conferred by their Interests, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust or any Series. No Holder shall have any interest in or rights with respect to any Series in which it does not hold an Interest. The Interests shall be personal property giving only the rights specifically set forth in this Declaration. The Holders shall have no right to demand payment for their Interests or any other rights of dissenting shareholders in the event the Trust participates in any transaction that would give rise to appraisal or dissenter's rights by a shareholder of a corporation organized under the General Corporation Law of the State of Delaware or otherwise. Holders shall have no preemptive or other rights to subscribe for additional Interests or other securities issued by the Trust. No action may be brought by a Holder on behalf of the Trust unless Holders owning not less than 25% of the then-outstanding Interests join in the bringing of such action. All Persons, by virtue of acquiring an Interest in the Trust and being registered as a Holder in accordance with Section 5.5 hereof, shall be deemed to have assented to, and shall be bound by, this Declaration to the same extent as if such Person was a party hereto.

        Section 5.4. Purchase of or Increase in Interests. The Trustees, in their discretion, may, from time to time, without a vote of the Holders, permit the purchase of additional Interests of any Series by such Person or Persons (including existing Holders), subject to the provisions of Section 5.1 hereof, and for such type of consideration, including cash or property, at such time or times (including, without limitation, each business day), and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses.

        Section 5.5. Register of Interests. A register shall be kept by the Trust that shall contain the names and addresses of the Holders and the Book Capital Account balances of each Holder in each Series. Each such register shall be conclusive as to who the Holders are and who shall be entitled to payments of distributions or otherwise to exercise or enjoy the rights of

Holders. No Holder shall be entitled to receive payment of any distribution, nor to have notice given to it as herein provided, until it has given its address to such officer or agent of the Trust as shall keep the said register for entry thereon.

        Section 5.6. Non-Transferability. To the fullest extent permitted by law, Interests shall not be transferable and no transferee shall be recognized as a Holder except with the prior written consent of all of the Trustees and all remaining Holders of Interests.

        Section 5.7. Notices. Any and all notices to which any Holder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Holder of record at its last known address as recorded on the register of the Trust or transmitted to the Holders by any other method permitted by law.

        Section 5.8. Limitation on Number of Holders. Notwithstanding any provision hereof to the contrary, the number of Holders of Interests in any Series shall be limited to fewer than 100. Solely for purposes of determining the number of Holders of Interests in any Series under this Section 5.8, each beneficial owner of a grantor trust that is itself a Holder shall be treated as a Holder of such Interest.

        Section 5.9. No Liability of Holders. All Interests, when issued in accordance with this Declaration, shall be fully paid and nonassessable. Holders shall be entitled to the full protection against personal liability for the obligations of the Trust under Section 3803(a) of the Act. The Trust shall indemnify and hold each Holder harmless from and against any claim or liability to which such Holder may become subject solely by reason of his or her being or having been a Holder and not because of such Holder's acts or omissions or for some other reason, and shall reimburse such Holder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability (upon proper and timely request by the Holder); provided, however, that no Holder shall be entitled to indemnification by any Series unless such Holder is a Holder of Interests of such Series.

        Section 5.10. Classes of Interests. The Trustees may, without approval of the Holders of any Interests, establish and designate classes of Interests of any Series or divide Interests of any previously established Series into two or more classes, Interests of each class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine in their sole discretion. The fact that a Series shall have initially been established without classes (i.e., that all Interests of such Series are initially of a single class), or that a Series shall have more than one established class, shall not limit the authority of the Trustees to establish separate classes, or one or more further classes, of such Series without approval of the Holders of the initial class thereof, or previously established class or classes thereof.

        The establishment and designation of any class of Interests shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such class, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative rights and preferences of such class including, without limitation, any Registration Statement, or as otherwise provided in such resolution. The Trustees may amend the By-laws providing for class votes and meetings and related matters. Notwithstanding anything set forth in
Section 5.10, classes of Interests within a Series shall not be required to vote or receive distributions on a pro rata basis unless required by applicable law or the terms of the instrument establishing such class.


                                   ARTICLE VI
                            DECREASES AND WITHDRAWALS

        Section 6.1. Decreases and Withdrawals. A Holder shall have the right on any day the New York Stock Exchange is open to decrease its Interest in any Series, and to withdraw completely from any Series, at the next determined net asset value attributable to the Interest (or portion thereof) being withdrawn, and an appropriate adjustment therefor shall be made to such Holder's Book Capital Account. The rights of a Holder upon withdrawal from a Series shall be limited to the assets belonging to the Series from which the withdrawal is made. The Trust may, subject to compliance with the 1940 Act, charge fees for effecting such decrease or withdrawal, at such rates as the Trustees may establish, and may at any time and from time to time, suspend such right of decrease or withdrawal. The procedures for effecting decreases or withdrawals shall be as determined by the Trustees from time to time, subject to the requirements of the 1940 Act.


                                   ARTICLE VII
                 DETERMINATION OF BOOK CAPITAL ACCOUNT BALANCES,
                          NET INCOME AND DISTRIBUTIONS

        Section 7.1. Book Capital Account Balances. The Book Capital Account balances of Holders of the Trust with respect to each Series shall be determined on such days and at such time or times as the Trustees may determine, consistent with the requirements of the 1940 Act, with income, gains and losses of each Series or class thereof determined in accordance with generally accepted accounting principles to be allocated among the Holders of such Series or class thereof in accordance with their Interests. The power and duty to make calculations of the Book Capital Account balances of the Holders may be delegated by the Trustees to the Investment Adviser, Administrator, Custodian, or such other person as the Trustees may determine.

        Section 7.2. Allocations and Distributions to Holders. In compliance with the Treasury Regulations promulgated under applicable provisions of the Code, the Trustees shall (i) allocate items of taxable income, gain, loss and deduction with respect to each Series to Holders of the Interests in such Series, provided that, except as may otherwise be specifically provided in the Treasury Regulations, in all cases allocations of specific types of income shall be proportionate to the Interests of the Holders in that Series or class thereof, and (ii) upon liquidation of a Series, make final distribution of the net assets of such Series among the Holders of the Interests in such Series in accordance with their respective Book Capital Accounts. The Trustees shall provide each Holder that is a regulated investment company, as defined in
Section 851(a) of the Code, information that will enable it to take into account its share of items of taxable income, gain, loss and deduction as they are taken into account by the Series in order to facilitate compliance with Code Section 4982. Any income tax withholding or other withholding of taxes required by law with respect to the allocable share of income of, or distributions to, a Holder shall be accounted for as a distribution to and charged to the Book Capital Account of such Holder at the time of payment of such taxes to the applicable taxing authority. The Trustees may always retain from the assets belonging to a Series such amount as they may deem necessary to pay the liabilities belonging to that Series. The Trustees shall maintain such records and tax-based capital accounts as are necessary to comply with the Treasury Regulations.

        Section 7.3. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the net income and net assets of the Trust and of each Series as they may deem necessary or desirable to enable the Trust to comply with any provision of the 1940 Act, any rule or regulation thereunder, or any order of exemption issued by said Commission, all as in effect now or hereafter amended or modified.


                                  ARTICLE VIII
                         LIABILITY FOR TRUST OBLIGATIONS

        Section 8.1. Liabilities of Series. Without limitation of the provisions of Section 5.2(b) hereof, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or services as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of any other Series or the Trust generally. Notice of this limitation on interseries liabilities shall be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to Section 3810 of the Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804(a) of the Act relating to limitations on interseries liabilities (and the statutory effect under Section 3804(a) of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Every note, bond, contract or other undertaking issued by or on behalf of a particular Series shall include a recitation limiting the obligation represented thereby to that Series and its assets; provided that the absence of such recitation shall not affect the interseries limitation on liability set forth above or create any liability on the part of any Trustee, officer or other agent of the Trust.

        Section 8.2. No Personal Liability of Trustees, etc.

                (a) Trustees. The Trustees shall be entitled to the protection against personal liability for the obligations of the Trust under
        Section 3803(b) of the Act. No Trustee shall be liable to the Trust, its Holders, or to any Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

                (b) Officers, Employees or Agents of the Trust. The officers, employees and agents of the Trust shall be entitled to the protection against personal liability for the obligations of the Trust under
        Section 3803(c) of the Act. No officer, employee or agent of the Trust shall be liable to the Trust, its Holders, or to any Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

                (c) The provisions of this Declaration, to the extent that they restrict the duties and liabilities of the Trustees, officers, employees or agents of the Trust otherwise existing at law or in equity, are agreed by the Holders to modify to that extent such other duties and liabilities.

        Section 8.3. Indemnification. The Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the investigation, defense or disposition of any action, suit or other proceeding, whether civil or criminal ("Proceedings"), in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

                (a) the Trustee, officer, employee or agent to be indemnified provides security for his undertaking; or

                (b) the Trust shall be insured against losses arising by reason of any lawful advances; or

                (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

                        (i) a majority of a quorum of Trustees who are neither
                            Interested Persons of the Trust nor parties to the Proceedings; or

                       (ii) an independent legal counsel in a written opinion.

        Section 8.4. No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Trust or any Series against any liability to the Trust or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Trust or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Trust or any Series.

        Section 8.5. No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

        Section 8.6. No Duty of Investigation; Notice in Trust Instruments, etc. No purchaser, lender, seller or other Person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, lent or delivered to or on the order of the Trustees or of said officer, employee or agent. Every contract, undertaking, instrument, certificate, interest or obligation or other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust, shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate or other interest or undertaking of the Trust made or sold by the Trustees or by any officer, employee or agent of the Trust, in his capacity as such, may contain an appropriate recital to the effect that the Holders, Trustees, officers, employees and agents of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Declaration, and may contain any further recital that they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Holders, Trustees, officers, employees or agents of the Trust.

        Section 8.7. Insurance. The Trustees may maintain insurance for the protection of the Trust Property, its Holders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

        Section 8.8. Reliance on Experts, etc. Each Trustee, officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any Investment Adviser, the Administrator, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee; provided that nothing in this Section shall be deemed to exonerate the Trustees from their duties of reasonable care, diligence and prudence or any other duties imposed by the 1940 Act.

        Section 8.9. Accounting The Trustees shall not be required to file any inventory or accounting with any court or officer of any court, unless specifically ordered to do so on the application of the Trustees or on the application of the Holders of Interests of the Trust, or on the court's own motion.


                                   ARTICLE IX
                                     HOLDERS

        Section 9.1. Meetings of Holders. Meetings of the Holders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Holders holding, in the aggregate, not less than 10% of the Interests of a Series (if the meeting relates solely to that Series), or not less than 10% of the Interests of the several Series affected (if the meeting relates to more than one Series but fewer than all) or not less than 10% of the Interests of the Trust (if the meeting relates to the Trust and not solely to one or more particular Series), such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate. Holders of at least one-third of the Interests of the Series (if the meeting relates solely to that Series), or Holders of at least one-third of the Interests of each affected Series (if the meeting relates to more than one Series but fewer than all) or Holders of at least one-third of the Interests of the Trust (if the meeting relates to the Trust and not solely to one or more particular Series), present in person or by proxy, shall constitute a quorum for the transaction of any business, except as may otherwise be required by the 1940 Act or other applicable law or by this Declaration or the By-Laws of the Trust. If a quorum is present at a meeting, an affirmative vote by the Holders present, in person or by proxy, holding more than 50% of the total Interests of the Holders present, either in person or by proxy, at such meeting constitutes the action of the Holders, unless the 1940 Act, other applicable law, this Declaration or the By-Laws of the Trust require a greater number of affirmative votes. Notwithstanding anything to the contrary in this Section 9.1, the foregoing provisions shall only apply to the Interests of the Series that have voting rights and to the extent of those rights and shall not apply to the Interests of any Series that do not have voting rights.

        Section 9.2. Notice of Meetings. Notice of all meetings of the Holders stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Holder of the Series or class thereof or the Trust entitled to vote thereon, as the case may be, at his registered address or transmitted to the Holders by any other method permitted by law, sent at least 10 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

        Section 9.3. Record Date for Meetings. For the purpose of determining Holders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of the Holders or payment of distributions or other action, as the case may be, as a record date for the determination of the Persons to be treated as Holders of record of a particular Series or the Trust for such purposes.

        Section 9.4. Proxies, etc. At any meeting of Holders, any Holder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Holders of record shall be entitled to vote. Each Holder shall be entitled to vote proportionate to his Interest in the Trust or in any Series (as the context may require). When Interests are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Interest, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Interest. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the Holder is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of his Interest, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

        Section 9.5. Reports. The Trustees shall cause to be prepared, at least annually, a report of operations containing a balance sheet and statement of income and undistributed income of each Series prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. The Trustees shall, in addition, furnish to the Holders at least semi-annually interim reports containing an unaudited balance sheet as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

        Section 9.6. Inspection of Records. The records of the Trust shall be open to inspection by Holders during normal business hours for any purpose not harmful to the Trust.

        Section 9.7. Holder Action by Written Consent. Any action that may be taken by Holders may be taken without a meeting if Holders holding more than 50% of the total Interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of this Declaration) shall consent to the action in writing or by any other method permitted by law and evidence of the consents are filed with the records of the meetings of Holders. Such consent shall be treated for all purposes as a vote taken at a meeting of Holders.


                                    ARTICLE X
                            DURATION; TERMINATION OF
                    TRUST OR SERIES; AMENDMENT; MERGERS; ETC.

        Section 10.1. Duration. Subject to possible termination or dissolution in accordance with Sections 10.2 and 10.3, respectively, the Trust created hereby shall have perpetual existence.

        Section 10.2. Dissolution of Series or Trust. Any Series shall be dissolved by resolution adopted by a majority of the Trustees followed by notice of the dissolution to the Holders of the Interests of the affected Series without any vote or other action on the part of the Holders of the Interests of the affected Series. The Trust shall be dissolved upon the dissolution of the last remaining Series.

        Section 10.3. Termination of Trust or Series.

                (a) Upon an event of dissolution of the Trust or a Series, the Trust or Series shall be terminated in accordance with the following provisions:

                        (i) The Trust (or Series, as applicable) shall
                thereafter carry on no business except for the purpose of winding up its affairs.

                        (ii) The Trustees shall proceed to wind up the affairs
                of the Trust (or Series, as applicable) and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust (or Series, as applicable) shall have been wound up, including the power to fulfill or discharge the contracts of the Trust (or Series, as applicable), collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property (or assets belonging to the Series, as applicable) to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all of the Trust Property or substantially all of the assets belonging to a particular Series other than for cash, shall require approval of the principal terms of the transaction and the nature and amount of the consideration by the vote at a meeting, or by written consent, of Holders holding more than 50% of the total outstanding Interests of the Trust or Series, as the case may be, entitled to vote.

                        (iii) After paying or adequately providing for the
                payment of all liabilities belonging to the Series subject of termination and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property or assets belonging to such Series, in cash or in kind or partly each, among the Holders of such Series according to their Book Capital Accounts in such Series. In all cases, as herein provided, the rights of Holders of Interests in a Series upon termination and liquidation of that Series shall be limited to the assets belonging to that Series.

                (b) After termination of the Trust or Series and distribution to the Holders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. Upon termination of the Trust, the Trustees shall file a certificate of cancellation in accordance with Section 3810 of the Act and such Trustees shall, subject to Section 3808 of the Act thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Holders shall thereupon cease.

        Section 10.4. Amendment Procedure.

                (a) Two-thirds (2/3) of the Trustees then in office may amend this Declaration at any time for any purpose without the approval of the Holders of Interests; provided, that the vote or a written or other legally permissible form of consent of Holders holding more than 50% of the total outstanding Interests or of Holders of 67% or more of the Interests voting or consenting, if Holders of at least 50% of such Interests vote or consent, shall be necessary to approve any amendment whenever such vote or consent is required under the 1940 Act. Any amendment required or permitted to be submitted to the Holders that, as the Trustees determine, shall affect the Holders of one or more Series shall be authorized by a vote of the Holders of each Series affected and no vote of Holders of a Series not affected shall be required. The Trustees may, without Holder vote, restate, amend, or otherwise supplement the certificate of trust of the Trust as they deem necessary or desirable.

                (b) Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of Holders, Trustees, officers, employees and agents of the Trust.

                (c) A certificate signed by a Trustee or by the Secretary or any Assistant Secretary of the Trust, setting forth an amendment and reciting that it was duly adopted by the Holders or by the Trustees as aforesaid or a copy of the Declaration, as amended, certified by a Trustee or the Secretary or any Assistant Secretary of the Trust, certifying that such Declaration is a true and correct copy of the Declaration as amended, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

        Notwithstanding any other provision hereof, until such time as Interests are first sold to an Institutional Investor, this Declaration may be terminated or amended in any respect by vote or written consent of the Trustees.

        Section 10.5. Merger, Consolidation, Conversion and Sale of Assets.

                (a) The Trust may convert or merge into or consolidate with any corporation, association, other trust or other organization or the Trust or any Series thereof may sell, lease or exchange all or substantially all of the Trust Property belonging to such Series, including its good will, upon such terms and conditions and for such consideration when and as authorized by vote or written or other legally permissible form of consent of two-thirds (2/3) of the Trustees then in office. In accordance with Section 3815(f) of the Act, an agreement of merger or consolidation may effect any amendment to this Declaration or the By-Laws or effect the adoption of a new declaration or by-laws of the Trust if the Trust is the surviving or resulting entity.

                (b) The Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property, or Series thereof or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property or Series thereof to any such corporation, trust, association or organization in exchange for the equity interests thereof or otherwise, and to lend money to, subscribe for the equity interests of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust holds or is about to acquire equity interests. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of the Holders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organizations or entities.


                                   ARTICLE XI
                                  MISCELLANEOUS

        Section 11.1. Certificate of Trust; Registered Agent. The initial Trustee shall file a certificate of trust in accordance with Section 3810 of the Act. The registered office of the Trust in the State of Delaware, and the registered agent of the Trust at such address, is The Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

        Section 11.2. Governing Law. This Declaration is executed by all of the Trustees and delivered with reference to the Act and the laws of the State of Delaware, and the rights of all parties and the validity and construction of every provision hereof shall be governed by, subject to and construed according to the Act and the laws of the State of Delaware (unless and to the extent otherwise provided for and/or preempted by the 1940 Act or other applicable federal securities laws); provided, however, that there shall not be applicable to the Trust, the Trustees, the Holders or this Declaration (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration.

        Section 11.3. Counterparts. The Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

        Section 11.4. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, appears to be a Trustee hereunder, or Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of the Trust, certifying to: (a) the number or identity of Trustees or Holders,
(b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Holders, (d) the fact that the number of Trustees or Holders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts that in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

        Section 11.5. Provisions in Conflict with Law or Regulations.

                (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code, the Act or, consistent with Section 11.2, any other applicable Delaware law regarding administration of trusts, or with other applicable laws and regulations, the conflicting provisions shall be deemed superseded by such law or regulation to the extent necessary to eliminate such conflict; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

                (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall pertain only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

        Section 11.6. Trust Only. It is the intention of the Trustees to create only a business trust under the Act with the relationship of trustee and beneficiary between the Trustees and each Holder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a Delaware business trust except to the extent such trust is deemed to constitute a partnership under the Code and applicable state tax laws. Nothing in this Declaration shall be construed to make the Holders, either by themselves or with the Trustees, partners or members of a joint stock association.

        IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 2nd day of August, 2000.


                                        /s/ MICHAEL F. BAXTER
                                        ----------------------------------------
                                        Michael F. Baxter, as Trustee

                                        /s/ ROBERT L. BURCH III
                                        ----------------------------------------
                                        Robert L. Burch III, as Trustee

                                        /s/ JOHN GAVIN
                                        ----------------------------------------
                                        John Gavin, as Trustee

                                        /s/ JOE GRILLS
                                        ----------------------------------------
                                        Joe Grills, as Trustee

                                        /s/ NIGEL HURST-BROWN
                                        ----------------------------------------
                                        Nigel Hurst-Brown, as Trustee

                                        /s/ MADELEINE A. KLEINER
                                        ----------------------------------------
                                        Madeleine A. Kleiner, as Trustee

                                        /s/ RICHARD R. WEST
                                        ----------------------------------------
                                        Richard R. West, as Trustee